Exhibit 10.12

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PRODUCT DEVELOPMENT AGREEMENT

This Product Development Agreement (“Agreement”) is made on Aug 15th, 2022 (“Effective Date), between:

Zero Nox, Inc, a company incorporated under the law of the State of California, with a principal office at 1343 S. Main Street, Porterville, CA 93257, U.S.A (“Developer”);

and

Kubota Corporation, a company incorporated under the law of Japan, with a principal office at 2-47, Shikitsuhigashi 1-chome, Naniwa-ku, Osaka, Japan (“KBT”);

Hereinafter Developer and KBT shall be individually referred to as a “Party” and collectively as the “Parties”);

WHEREAS:

(a)

Developer is the company which has advanced technology and know-how related to electric powertrain, battery design, battery manufacturing, battery technology, battery management system and electric vehicle integration, and has extensive experiences of third party's engine vehicle electrification.

(b)	KBT manufactures and sells a wide variety of agricultural machines and utility vehicles to its customers worldwide
(c)	KBT has agreed to engage Developer and the Parties wish to begin a cooperation by which Developer will develop prototype productions including hardware and software for KBT.

NOW THEREFORE in consideration of the mutual covenants contained in this Agreement Developer and KBT agree as follows:

1.	Scope of the Agreement

Subject to the terms and conditions of this Agreement, Developer shall develop components, products, systems, applications for KBT that require hardware and/or software development within the timelines as may be mutually agreed between the Parties.

2.	Development Work
(a)	A statement of work may contain the entire agreement on milestones and/or schedules, technical specifications, deliverables, and a price (“SOW”). Specifications and other SOW will be jointly created by Developer and KBT in the first stage of the milestones. SOW will be attached in the Annex. SOW is not effective before KBT’s approval. Technical specifications may be modified upon mutual consent of the Parties.

(b)	Development deliverables under this Agreement will be defined in each SOW (“Deliverables”). Deliverables may contain reports, documents, diagrams, drawings, data, and test results.
(c)

Developer shall provide all research, engineering, and other personnel capacities necessary to perform the work set forth and defined in any SOW (the “Development Work”) and to develop products, systems, and/or applications as defined in any SOW (the “Development Products”).

(d)	In case any terms and conditions of this Agreement conflict with the SOW, the terms and conditions of this Agreement shall prevail.
(e)	Developer and KBT shall each appoint a project manager to act as liaison between the Parties during the term of any SOW (“Developer’s Project Manager” and “KBT’s Project Manager”).

3.	Duties of Developer
(a)

Developer shall provide on a best effort basis the support required to complete and deliver Development Work, Development Product, and/or Deliverables according to the schedule set forth in the related SOW.

(b)

Developer, on a continuous basis, shall report necessary information and results produced by Developer regarding the Development Work to KBT’s Project Manager at the timing set forth in the related SOW. Developer, on a continuous basis, shall answer KBT’s questions with respect to Development Work.

(c)	Developer shall inform KBT immediately about any unexpected or foreseeable delays as soon as possible.

4.	Duties of KBT

KBT and/or its Affiliates shall provide to Developer reasonable support for the Development Work including, without limitation, relevant documents, parts, components, equipment, and access thereto as defined by KBT in the related SOW.

“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with the subject entity. “Control,” for purposes of this definition, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.

5.	Development Fee
(a)	KBT shall pay Developer for the Development Work based on the milestone payment or payment schedule as defined in the related SOW.

(b)

Unless otherwise separately agreed by the Parties in the related SOW, the payment, in US Dollars, shall be made within sixty (60) days from the receipt of Developer’s invoice, which shall be issued after Final Acceptance in Section 8 of the milestone or schedule in the related SOW.

6.	Request for Changes
(a)

KBT may ask for changes (“Change Requests”) to the Development Work and/or Development Products set forth in any SOW prior to Final Acceptance in Section 8. Such requests shall be made in writing and shall specify the required changes.

(b)

After receipt of such request, Developer shall evaluate the feasibility of such request. Developer shall inform KBT of any new milestone(s) and/or schedule(s) and additional fees for the Change Request, if needed.

(c)	If Parties are able to agree, in writing, on the terms and conditions of such changes (“Changes”), Changes shall be incorporated in the related SOW.

7.	Assignment and Subcontracting
(a)	If Developer assigns or subcontracts a portion of the Development Work to an assigner or a subcontractor under this Agreement (“Subcontractor”), Developer shall:

(i) obtain from the Subcontractor a written agreement which has an equivalent obligation as set forth in this Agreement, including, but not limited to, assignment and license obligations of its intellectual property rights in Section 11 and confidentiality obligation in Section 15 and;

(ii) be responsible and liable for any act or omission made by the Subcontractor.

8.	Acceptance
(a)

Acceptance of Development Work and/or Deliverables, and each milestone and/or schedule, will be made pursuant to Acceptance Tests defined in Section 8(c). The Development Work and/or Deliverables will be accepted (“Final Acceptance”) when all Acceptance Tests have been satisfied.

If Acceptance Tests for the Development Work and/or Deliverables have not been satisfied, Developer shall make necessary modification and/or changes to such Development Work and/or Deliverables at Developer’s costs and expenses.  Unless otherwise specified in the SOW, acceptance tests will be performed by KBT and/or its Affiliates within 60 days or any reasonable time period agreed between Parties of the completion of the delivery of any schedule in the SOW.

(b)	The Acceptance Tests will demonstrate that the Development Work at the milestone or schedule of related SOW fulfills the technical specifications set forth in the related SOW.
(c)	Details of the acceptance tests (“Acceptance Tests”) are to be defined in the related SOW.
9.	Warranty
(a)

Developer hereby warrants to KBT that it shall perform all Development Work in a professional and timely manner and in accordance with the standards and practices of care, skill and diligence customarily followed in the hardware and software development business.

(b)

Developer shall repair, re-develop or replace Deliverables for any defects in the Deliverables that are discovered within a period of 12 months after the date of the Final Acceptance of the related Development Work for free of charge.

10.	Indemnification and Limitation of Liability

Developer shall defend, indemnify and hold harmless KBT (in this section, “KBT” shall mean KBT and its Affiliates), its directors, officers and employees from and against all claims, demands, damages, losses, liabilities and expenses including, without limitation, reasonable attorneys' fees and expenses, arising out of, incidental to or resulting from its performance of the Agreement, including
(a) failure, negligence or delay to perform its obligations under this Agreement;
(b) any breach of its representations, warranties, covenants, obligations, undertakings and the terms and conditions under this Agreement and;
(c) any claim specifically relating to the Development Work, Development Product or Deliverables.

11.	Intellectual Property Rights
(a)

Intellectual property rights including, without limitation, patents, designs, copyrights, know-how, knowledge, expertise owned by Developer and its affiliated companies prior to the Effective Date (“Developer Background IP”) will remain the sole property of Developer and will not be transferred to KBT.

(b)	Intellectual property rights including, without limitation, patents, designs, copyrights, know-how, knowledge, expertise owned by KBT and its affiliated companies prior to the Effective Date

(“KBT Background IP”) will remain the sole property of KBT and will not be transferred to Developer.

(c)

Intellectual property rights relating to vehicular mechanical hardware (including, but not limited to, the transfer case, component chassis attachments), layout of mechanical components (for example, transmission, mechanical control unit, flame, chassis, cables), and the combination layout of mechanical and electrical components (the non-electric powertrain components and electric motor, battery, inverter, converter) including, without limitation, patents, designs, copyrights, know-how, knowledge, and/or expertise resulting from any Development Work under any SOW (“Foreground Vehicular Mechanical Hardware IP”) will be owned by KBT. Developer shall support the filing of the Foreground Vehicular Mechanical Hardware IP. As a point of clarification, Developer is not prohibited from using its electric powertrain layout (including but not limited to the layout of the electric motor, battery, inverter, converter) in other applications as long as the mechanical layout is different from that of KBT.

(d)

Intellectual property rights relating to the electrical components, software, and firmware (including, but not limited to, the power distribution unit (PDU), battery management system (BMS), battery modules, electric motor, motor control, and telematics) including, without limitation, patents, designs, copyrights, know-how, knowledge, and/or expertise resulting from any Development Work under any SOW (“Foreground Non-Mechanical IP”) will be owned by Developer.
Developer hereby grants to KBT and its affiliated companies, a fully-paid-up, worldwide, perpetual, irrevocable, non-exclusive, royalty-free right and license (with the right to sublicense to third parties engaged by KBT or its affiliate company to perform any part of its work) to use the Foreground Non-Mechanical IP, and Developer will grant an access for KBT to modify the system interface parameters such as speed, RPM, power and battery distribution..etc for the KBT internal testing purpose under various combination also will provide the analytical toolset and training for KBT to perform the electrical powertrain diagnosis, servicing and repair.

(e)

In the event that Developer’s Background IP is introduced into Development Work, Developer hereby grants to KBT and its affiliated companies, a fully-paid-up, worldwide, perpetual, irrevocable, non-exclusive, royalty-free right and license (with the right to sublicense to third parties engaged by KBT or its affiliate company to perform any part of its work) to use the Developer’s Background IP. For the avoidance of doubt, this clause doesn’t mean to allow reverse engineering of Development Work or Deliverables.

(f)

Developer hereby irrevocably and forever waives, and agrees never to assert, any moral rights to the Development Product and Deliverables. Developer acknowledges the receipt of equitable compensation for its assignment and waiver of such moral rights.

12.	Third Party Intellectual Property Rights
(a)	Developer shall make its best effort to prevent using any intellectual property rights by a third party for Development Work and Development Product.
(b)

If the manufacture, sale or use of Development Product results in a claim for infringement of intellectual property rights by a third party, KBT shall promptly notify Developer, and Parties shall cooperate each other in disputing and defending such claim. Developer shall work to modify Development Product so it becomes non-infringing or acquire a license from the third party to allow KBT to use the Development Product and indemnify KBT against all claims made by the third party and the cost of defending and disputing such claims.

(c)	Developer shall have no liability for infringement to the extent that the infringement is caused by use or incorporation of any design specification, requirement or instruction furnished by KBT.

13.	Third Party Software
(a)

If any third-party software, including free or open source software ("Third Party Software"), is required for the performance of the Development Work, Developer shall inform KBT about using the Third Party Software and provide the list of the Third Party Software.

(b)

The Third Party Software does not contain (i) any free or open source software constituting “Copyleft Materials,” or (ii) any other free or open source software not in compliance with the applicable notice, disclaimer, or other licensing requirements.
“Copyleft Materials” means materials subject to any license that requires as a condition of use, modification, or distribution that such materials, or materials combined or distributed with such materials, be (A) disclosed or distributed in source code or similar form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge. The term includes materials subject to the GNU General Public License, the GNU Lesser General Public License, a Mozilla Public License, or similar licenses.

14.	Representations and Warranties

Developer represents and warrants to KBT that it possesses skills, expertise, infrastructure and know-how within the field of designing and prototype development to develop the Development Work and Development Product.

15.	Confidentiality
(a)

The Parties agrees that the technical information and business information disclosed by either Party (“Confidential Information”) is valuable, confidential and proprietary in nature and that the disclosure of the Confidential Information would result in immediate and irreparable harm to the disclosing party, and agrees that, at all times during the term of this Agreement and for five (5)

years after termination or expiry, it will hold in confidence all of the Confidential Information, and that it will not disclose the Confidential Information to any third party, except to its authorized employees, without the prior written consent of the disclosing Party.

(b)

Receiving party’s obligation under this Agreement with respect to Confidential Information shall not apply to information which:
i) is already in the possession of receiving party prior to disclosure by disclosing party and was not acquired by the receiving party directly or indirectly from disclosing party;

ii) is part of the public domain at the time of disclosure by the disclosing party; or, thereafter becomes part of the public domain without fault on the part of receiving party; or

iii) may be acquired hereafter by the receiving party from any third party without any obligation of secrecy.

16.	Terms and Termination
(a)	The term of this Agreement will be two (2) years from the Effective Date.
(b)

If either Party is in material default of its obligations under this Agreement (“Breach”), the other Party may give written notice of its intent to terminate. If the Breach is not cured within thirty (30) days, the other party is entitled to terminate this Agreement.

(c)

Either Party may terminate this Agreement, in the event that the other Party ceases business operations or enters into any bankruptcy, insolvency, receivership or like proceeding not dismissed within thirty (30) days, or assigns its assets for the benefit of creditors.

(d)	KBT may terminate this Agreement and/or any outstanding SOW if

(i) Specifications and the SOW cannot be agreed upon by the Developer and KBT in the first stage of the milestones;

(ii) Development Work and/or Deliverables are not delivered within sixty (60) days from each scheduled date of milestone and/or schedule, subject to the provisions of Section 17 below;

(iii) Development Work and/or Deliverables are not adequately modified within one-hundred and twenty (120) days from the notification of non-acceptance of Acceptance Tests, subject to the provisions of Section 17 below; or

(iv) Developer merges into another company,

at any time with a written notice to Developer, without incurring any additional obligation, liability or penalty.

(e)

Upon termination or expiry of this Agreement, all documentation, files, software or equipment in the possession of either Party will be forthwith returned to the original owner, unless, the Parties mutually agree.

(f)	All services rendered by Developer prior to the termination in this Section, must be paid for by KBT. Developer shall promptly discontinue the Development Work on the relevant SOW and deliver to KBT all Development Work and Deliverables generated by Developer under such SOW (whether complete or incomplete) as of the time of termination.

17.	Force Majeure
(a)

Either Party shall be released from performance of its obligation under this Agreement to the extent, and for so long as, the performance to this Agreement is impeded by reason of Force Majeure, defined below. The Party claiming Force Majeure circumstances shall give prompt notice of the commencement and cessation of any such circumstances. For the purposes of this section 17 “Force Majeure” means, but will not be limited to, industrial dispute, fire, currency transfer prohibitions, or Acts of God.

(b)

If circumstances of Force Majeure continue for a period exceeding three (3) months, either Party shall be entitled to terminate this Agreement by notice in writing to the other Party without incurring any further liability.

18.	Arbitration and Governing Law

In the event of any dispute between the Parties, arising out of or as a result of this Agreement and the arrangement herein, which cannot be settled amicably between the Parties, then all such disputes shall be finally resolved by arbitration in accordance with International Centre for Dispute Resolution (ICDR) Rules. The number of arbitrators shall be one (1). The seat of arbitration proceedings shall be New York. The award of the arbitration proceedings shall be conducted and the award shall be stated in English language.

19.	Notices

All notices, approvals, statements, authorizations, documents or other communications (collectively “Notice”) required or permitted to be given or made under this Agreement by one Party to the other Party shall be in writing and shall be delivered personally or mailed by registered mail, postage prepaid, to the said Party at their respective addresses set forth hereunder, namely:

If to Developer, at:

Address: Zero Nox, Inc., 1343 S. Main St., Porterville, CA 93257

Attention: CEO

If to KBT, at:

Address:

Attention:

Such Notice, if mailed, shall be deemed to have been given on the second Business Day except Saturdays and Sundays following such mailing, or, if delivered personally, shall be deemed to have been given on the day delivery, if a Business Day, or if not a Business Day, on the Business Day next following the day of delivery; provided that if such Notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such Notice as aforesaid, then such Notice shall not be effective unless delivered. A Party may change its address for service by serving notice of such change in the manner herein prescribed.

20.	Miscellaneous
(a)

SURVIVAL: The provisions of Sections 9, 10, 11, 12, 15 and such other Sections which by necessary implication shall survive termination of this Agreement. Unless otherwise expressly provided for elsewhere in this Agreement, the provisions of these respective Sections shall survive termination of this Agreement until expiration of the relevant statute of limitations.

(b)

Amendments of this Agreement are valid only if they are written in English and executed by authorized representatives of the Parties. This formal condition also applies to termination of this Agreement by the mutual agreement of the Parties. The Annexes will form an integral part of this Agreement.

(c)

If any provision of this Agreement is determined to be unlawful, such provision will be deemed severed from this Agreement but every other provision of this Agreement will remain in full force and effect. The Parties will replace such provision by a newly valid provision, which will reflect the mutual intention of the Parties and the technical and economic purpose of this Agreement. This Agreement and the Annexes attached thereto constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede any prior oral or written agreement with respect to the subject matter hereof.

(d)

No failure of either Party to insist upon the strict performance of any term of this Agreement, or to exercise any right, power or remedy upon a breach of this Agreement, will constitute a waiver of any such breach or of any such Term.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

Zero Nox, Inc. (Developer):		KUBOTA Corporation

By:	/s/ Vonn R. Christenson	By:
Name:	Vonn R. Christenson	Name:
Title:	CEO	Title:
Date:	8/9/22	Date:

ADDENDUM

Statement of Work (SOW) Deliverables:

Stage	Deliverable
Stage 1: Resource Mobilization & Engineering

1. Confirmation of CAD & Bill of Materials as it relates to disassembly of ICE vehicle parts

2. Confirmation of CAD & Bill of Materials as it relates to newly added electric powertrain components

3. Confirmation of engine and battery size

4. Cost-Benefit Analysis to include at scale e-kit cost, customer fuel & maintenance savings, and environmental impact report

5. Agreement on user acceptance testing

Stage 2: Production Sourcing	1. Estimated delivery time of e-kit 2. Quality inspection reports of parts delivered specific to CAD & BOM
Stage 3: Installation and Systems Bring Up	1. Quality inspection reports of parts installed in vehicle 2. Test results of vehicle range and charge time 3. Test vehicles and components including the charger